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                                                                    Exhibit 99.3
                             CP LIMITED PARTNERSHIP

     OFFER TO EXCHANGE UP TO $150,000,000 PRINCIPAL AMOUNT OF 7.125% SENIOR NOTES DUE 2011, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF
       1933, AS AMENDED, FOR ANY AND ALL OF THE OUTSTANDING, UNREGISTERED
                          7.125% SENIOR NOTES DUE 2011

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

         We are enclosing herewith the materials listed below relating to the offer by CP Limited Partnership (the "Operating Partnership") to exchange up to $150,000,000 principal amount of the Operating Partnership's 7.125% Senior Notes due 2011 (the "Exchange Notes) which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a corresponding principal amount of the Operating Partnership's issued and outstanding 7.125% Senior Notes due 2011 (the "Unregistered Notes"), upon the terms and subject to the conditions set forth in the prospectus, dated March 1, 2002 (the "Prospectus"), of the Operating Partnership and the related letter of transmittal (the "Letter of Transmittal"), in each case as amended or supplemented from time to time (the Prospectus and Letter of Transmittal collectively constitute the "Exchange Offer"). Capitalized terms used but not defined herein have the meaning given to such terms in the Prospectus.

         Enclosed herewith are copies of the following documents:

       1. Prospectus, dated March 1, 2002;

       2. Letter of Transmittal and Taxpayer Guidelines;

       3. Notice of Guaranteed Delivery;

       4. Instruction to Registered Holder from Beneficial Owner; and

       5. Letter which may be sent to your clients for whose account you hold Unregistered Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

         WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT
     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON , 2002,
                                UNLESS EXTENDED.

         Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2002, unless extended or terminated (the "Expiration Date"). Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

         In all cases, exchanges of Exchange Notes for Unregistered Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) certificates representing such Unregistered Notes or a confirmation of a book-entry transfer of such Unregistered Notes, as the case may be, (b) the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.

         Holders who wish to tender their Unregistered Notes and (a) whose Unregistered Notes are not lost but are not immediately available, (b) who cannot deliver their Unregistered Notes, the Letter of

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Transmittal or any other required documents to the Exchange Agent prior to the
Expiration Date or (c) who cannot complete the procedures for book-entry transfer prior to the Expiration Date, may tender their Unregistered Notes in accordance with the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

         Pursuant to the Letter of Transmittal, each beneficial owner of Unregistered Notes will represent to the Operating Partnership that (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Operating Partnership; (ii) it is not a broker-dealer tendering Unregistered Notes acquired for its own account directly from the Operating Partnership;
(iii) any Exchange Notes to be received by it will be acquired in the ordinary course of its business; and (iv) it is not participating in, and does not intend to participate in, a distribution of such Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If a beneficial owner of Unregistered Notes is participating in or intends to participate in a distribution of Exchange Notes or has any arrangement or understanding with respect to the distribution of Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. The enclosed "Instruction to Registered Holder from Beneficial Owner" contains an authorization by the beneficial owners of the Unregistered Notes for you to make the foregoing representations. The Operating Partnership will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Unregistered Notes pursuant to the Exchange Offer. The Operating Partnership will pay or cause to be paid any transfer taxes payable on the transfer of the Unregistered Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed materials may be obtained from the Exchange Agent, Attention: Exchanges, One North State Street, 9th Floor, Chicago, Illinois 60602.

                                     CP Limited Partnership

                                     By: Chateau Communities, Inc.,
                                         its general partner

                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                     By: ROC Communities, Inc.,
                                         its other general partner

                                         By:
                                              ----------------------------------
                                              Name:
                                              Title:


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF CP LIMITED PARTNERSHIP OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON ITS BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.